Sentinel Variable Products Trust

                                Power of Attorney



                  The undersigned hereby appoints Thomas H. MacLeay, Christian
W. Thwaites and Kerry A. Jung, or any of them, his attorney-in-fact to execute in his name, and on his behalf, the Sentinel Variable Products Trust registration statement on Form N-1A, and all amendments thereto, to be filed with the Securities & Exchange Commission by Sentinel Variable Products Trust under the Securities Act of 1933.






                           /s/ WGM
                           -----------------
                           William G. Ricker